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                                                                     EXHIBIT 3.1

STATE OF ALABAMA                                    (S).
                                                    (S). ss.
TUSCALOOSA COUNTY                                   (S).


                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                           GLOBE MANUFACTURING CORP.

                               formerly known as

                            GLOBE ELASTIC CO., INC.

KNOW ALL PERSONS BY THESE PRESENTS,

         That I, the undersigned Lawrence R. Walsh, Vice President, Finance and Administration of Globe Manufacturing Corp., formerly known as Globe Elastic Co., Inc., an Alabama business corporation, hereby certify that these Amended and Restated Articles of Incorporation have been duly adopted in accordance with sections 10-2B-10.06 and -10.07 of the Alabama Business Corporation Act, as amended, and hereby deliver these Amended and Restated Articles of Incorporation of Globe Manufacturing Corp. to the Probate Judge of Tuscaloosa County, in accordance with section 10-2B-10.06 of said Act.

         1. The name of the corporation listed in the Articles of Incorporation filed of record in the Office of the Judge of Probate of Tuscaloosa County, Alabama, in Incorporation Book 107, at Page 80, and amended at Incorporation Book 110, at Page 128, is Globe Elastic Co., Inc. The name of the corporation is being changed to Globe Manufacturing Corp. by virtue of these Amended and Restated Articles of Incorporation.

         2. These Amended and Restated Articles of Incorporation restate, integrate, and correctly set forth the corresponding provisions of the Articles of Incorporation as heretofore amended and these Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all prior amendments thereto.

         3. These Amended and Restated Articles of Incorporation contain amendments to the articles of incorporation requiring shareholder approval.

         4. The capital of the Corporation will not be reduced by reason of the adoption of these Amended and Restated Articles of Incorporation.

         5. These Amended and Restated Articles of Incorporation have been duly adopted in accordance with sections 10-2B-10.06, -10.07, and -8.21 of the Alabama Business Corporation Act, as amended.

         6. These Amended and Restated Articles of Incorporation were adopted by the shareholder and board of directors of Globe Elastic Co., Inc. on the 31st day of July, 1998.

         7. The number of shares of voting stock of Globe Elastic Co., Inc. outstanding at the time of such adoption was 1,000; and the number of shares of voting stock entitled to vote thereon was 1,000.

         8. The number of shares voted for the amendment and restatement was 1,000; and the number
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of shares voting against such amendment and restatement was 0.

         9. Because the name of the corporation is being changed by virtue of this amendment, each shareholder shall surrender its shares to the secretary in exchange for re-issued shares of the corporation showing the new name of the corporation.

         10. The text of the Articles of Incorporation is hereby amended and restated to read as follows:
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                        SECTION 1. NAME OF CORPORATION



         The name of the corporation shall be Globe Manufacturing Corp.

                              SECTION 2. PURPOSES

         The nature of the business and the purposes for which the corporation is formed shall be as follows:

  SECTION 2.1     SPECIFIC PURPOSE

  SECTION 2.1.1 To acquire by purchase, lease, or otherwise, and to equip, maintain and operate one or more manufacturing facilities for the purpose of producing items to be used in clothing and related uses, including, but not limited to, the production of elastomeric fibers and to transact all other lawful business for which corporations may be incorporated under the Alabama Business Corporation Act General Powers

  SECTION 2.1.2 To exercise all powers granted corporations by the Alabama Business Corporation Act, as from time to time amended.

  SECTION 2.1.3 To do all things necessary, desirable, or expedient in the operation, management, and conduct of the aforesaid business.

  SECTION 2.1.4 To guarantee, act as surety for, endorse, and act as accommodation maker for any debt of the shareholders of the corporation, subsidiaries of the corporation (regardless of the percentage of ownership held by the corporation), corporations the stock of which is owned by a shareholder of the corporation (regardless of the percentage of ownership held by such shareholder), and any other persons, regardless of the presence or adequacy of the consideration to be received by the corporation for so doing or the presence or adequacy of any direct or indirect benefit to the corporation, upon a vote of a majority of the board of directors of the corporation. "Debt" includes liquidated and unliquidated amounts, amounts arising ex contractu and ex delicto, and amounts fixed or contingent and matured or unmatured, whether new, pre-existing, renewed, or extended, regardless of the terms thereof.

                    SECTION 3. REGISTERED OFFICE AND AGENT

         The present address of the registered office of the Corporation is 1301 Industrial Park Drive, Tuscaloosa, Alabama 35401, and the registered agent at such address is B.H. Wright.

                              SECTION 4. DURATION

         The duration of the corporation shall be perpetual unless the corporation is dissolved by law or otherwise terminated.

                               SECTION 5. SHARES

         The corporation shall be authorized to issue 5,000 common shares having a par value of $1.00 each.
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                            SECTION 6. INCORPORATOR

         The name and address of the incorporator is as follows:


          NAME                                           ADDRESS
          ----                                           -------

          Bert M. Guy                                    Tuscaloosa, Alabama

                             SECTION 7. DIRECTORS
         The initial board of directors consisted of one director, and thereafter the board of directors shall have such number of directors as may be fixed by the bylaws.

                               SECTION 8. VOTING
         At any meeting of the shareholders of the corporation, a shareholder of record shall be entitled to one vote for each share standing in his or her name. Shares may be voted by the shareholders either in person or by proxy.

                         SECTION 9. PREEMPTIVE RIGHTS
         Each shareholder shall have a preemptive right to purchase additional or treasury shares of the corporation under section 10-2B-6.30 of the Alabama Business Corporation Act.

                            SECTION 10. MANAGEMENT
         The business and affairs of the corporation shall be managed and conducted in accordance with the bylaws of the corporation.

                             SECTION 11. VACANCIES
         The board of directors may fill any vacancy on the board, including those vacancies resulting from an increase in the number of directors.

                       SECTION 12. SHARES NONASSESSABLE
         The shares of the corporation, when fully paid for in accordance with the subscription therefor, shall be fully paid and nonassessable; and in no case shall any shareholder be liable other than for the unpaid shares subscribed for by him.

                            SECTION 13. AMENDMENTS
         The corporation reserves the right to amend or repeal any provision of these articles of incorporation in the manner provided by law; and all rights conferred upon the officers, directors, and shareholders of the corporation are granted subject to this reservation.
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         IN WITNESS WHEREOF, the corporation has caused these Amended and
Restated Articles of Incorporation to be signed by Lawrence R. Walsh, its Vice President, Finance & Administration, effective as of the 31st day of July, 1998.

                                          /s/ Lawrence R. Walsh
                                          -------------------------------------
                                          Lawrence R. Walsh
                                          As Vice President, Finance &
                                          Administration of Globe Manufacturing
                                          Corp.




                         THIS INSTRUMENT PREPARED BY:
                                  Jay F. Guin
                             TANNER & GUIN, L.L.C.
                               Attorneys at Law
                              Capitol Park Center
                       2711 University Boulevard (35401)
                                P. O. Box 3206
                           Tuscaloosa, Alabama 35403
                           Telephone: (205) 349-4300
                           Facsimile: (205) 349-4332